First Niagara

GREATER BUFFALO SAVINGS BANK AND FIRST NIAGARA BRANCH INFORMATION

In February 2008, Greater Buffalo Savings Bank will become part of First Niagara Bank. At that time, we will be closing the following Greater Buffalo Savings Bank branches and combining them with First Niagara Bank branches that are in close proximity.

If you currently bank at...	After the consolidation your branch will be...
Getzville 315 Stahl Rd., Getzville	Crosspoint 35 Crosspoint Pkwy., Amherst
Lockport 135 Main St., Lockport	Lockport 55 East Ave., Lockport
North Tonawanda 107 Main St., North Tonawanda	North Tonawanda 100 River Rd., North Tonawanda
Tonawanda 3438 Delaware Ave., Kenmore	Tonawanda 1776 Sheridan Dr., Buffalo
West Amherst 2715 Niagara Falls Blvd., Amherst	West Amherst 3105 Niagara Falls Blvd., Amherst
West Seneca 320 Orchard Park Rd., West Seneca	Orchard Park Rd. 325 Orchard Park Rd., West Seneca

(over, please)

The following Greater Buffalo Savings Bank locations will remain open and become First Niagara branches...

Buffalo - Downtown
47 Court St., Buffalo

Buffalo - Main and Jewett
2421 Main St., Buffalo

Buffalo - Connecticut Street
364 Connecticut St., Buffalo

Depew
2070 George Urban Blvd., Depew

East Amherst
8550 Transit Rd., East Amherst

Fredonia
1165 Main St. Ext., Dunkirk

Jamestown
870 Fairmount Ave., Jamestown

Kenmore
690 Kenmore Ave., Buffalo

Orchard Park
6520 Webster Rd., Orchard Park

Snyder
4950 Main St., Snyder

Please call your branch or visit fnfg.com for more details.